UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2022 (December 30, 2021)

DISH NETWORK CORPORATION

(Exact name of registrant as specified in its charter)

001-39144
(Commission File Number)

Nevada	88-0336997
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9601 South Meridian Boulevard
Englewood, Colorado	80112
(Address of principal executive offices)	(Zip code)

(303) 723-1000
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value	DISH	The Nasdaq Stock Market L.L.C.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) Afshin Mohebbi stepped down and no longer serves on the Board of Directors (the “Board”) of DISH Network Corporation (“DISH or the “Corporation”) and its committees as of December 31, 2021.

(d) The Board appointed W. Erik Carlson as a member of the Board also as of December 31, 2021.

Mr. Carlson, has served as President and Chief Executive Officer since December 2017. Mr. Carlson is a DISH Network veteran of more than two decades, and has held numerous roles throughout the company. Prior to serving as President and Chief Executive Officer, Mr. Carlson served as President and Chief Operating Officer. In that role, Mr. Carlson oversaw the company’s day-to-day operations including Human Resources, Operations and Information Technology, Media Sales, Marketing, Programming, Product Management, Acquisition and Retention, and Finance and Accounting organizations.

(e) On December 30, 2021, the Board and the Executive Compensation Committee of the Board (the “Compensation Committee”) of the Corporation approved a performance-based incentive plan (the “2022 Incentive Plan”) under DISH’s 2019 Stock Incentive Plan. The purpose of the 2022 Incentive Plan is to promote the Corporation’s interests and the interests of the Corporation’s stockholders by generally providing certain executive officers, senior vice presidents, vice presidents and director-level employees within our established businesses with financial rewards through equity participation and cash incentives upon achievement of certain specified business objectives. Employees participating in the 2022 Incentive Plan are generally expected to receive cash awards and a one-time option (“option”) to purchase a specified number of shares of Class A common stock of the Corporation with an exercise price per share equal to the closing price of the Class A common stock of DISH on the date of grant or the last trading day prior to the date of grant (if the date of grant is not a trading day). The options will initially be granted as of February 1, 2022. The amount of the cash awards are tied to a certain percentage of the applicable employee’s base salary. The options and cash awards under the 2022 Incentive Plan will vest based upon the Corporation’s achievement prior to December 31, 2026 of certain specified business objectives.

For certain executive officers, senior vice presidents, vice presidents and director-level employees that are not participating in the 2022 Incentive Plan, they will generally be eligible to participate in the Corporation’s wireless incentive program for certain of our employees focused on our wireless business. These employees are generally eligible to receive cash payments tied to a certain percentage of the applicable employee’s base salary if the Corporation were to achieve certain specified wireless business objectives. On December 30, 2021, the Compensation Committee added an additional objective to this wireless incentive program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 4, 2022	DISH NETWORK CORPORATION
	By:	/s/ Timothy A. Messner
Timothy A. Messner Executive Vice President and General Counsel